UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2021

COURSERA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40275	45-3560292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 E. Evelyn Ave. Mountain View, California	94041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 963-9884

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	COUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offices; Compensatory Arrangements of Certain Officers.

Effective as of October 12, 2021, Carmen Chang was appointed to serve as a member of the board of directors (the “Board”) of Coursera, Inc. (“Coursera”). Ms. Chang was designated a Class I director and will stand for re-election at the Company’s annual meeting of stockholders in 2022. Ms. Chang was also appointed to the nominating and corporate governance committee of the Board and the leadership, diversity, equity, inclusion and compensation committee of the Board.

Ms. Chang, age 73, serves as a General Partner and Head, Asia of New Enterprise Associates, Inc. (“NEA”), where she focuses on building NEA’s global organization and portfolio in China and other emerging markets in Asia. Ms. Chang joined NEA in 2012. Ms. Chang is an affiliate of the Center for International Security and Cooperation at Stanford University, and serves as a fellow for the Rock Center for Corporate Governance, a joint initiative of Stanford Law School and the Stanford Graduate School of Business, and on the board of directors of Tuya Inc. (NYSE: TUYA), a one-stop IOT solutions platform for device manufacturers. Prior to joining NEA, Ms. Chang served as a partner at a major Silicon Valley law firm, where she specialized in corporate and securities law and led the firm’s China practice. Ms. Chang holds a master’s degree in modern Chinese history from Stanford University and a juris doctorate degree from Stanford Law School.

Ms. Chang will receive compensation for her service as a non-employee director as described in the Company’s Non-Employee Director Compensation Policy, which was filed as exhibit 10.22 to the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission on March 22, 2021 (File No. 333-253932) (the “Form S-1”). Ms. Chang will also receive a restricted stock unit award valued at seven hundred fifty thousand dollars ($750,000), which will vest over a three-year period with one-third (1/3) of the award vesting on August 15, 2022, and the remainder of the award vesting in equal quarterly installments thereafter, subject to her continued service as a director of the Company.

In connection with her appointment as a director, Coursera expects to enter into of its standard form of indemnification agreement with Ms. Chang. Ms. Chang has no family relationships with any director, executive officer, or person nominated or chosen by Coursera to become a director or executive officer of Coursera. Other than the purchase of Series E Preferred Stock and Series F Preferred Stock of the Company by entities affiliated with NEA, Ms. Chang’s employer, in 2019 and 2020, respectively, described under the heading “Certain Relationships and Related Party Transactions” of the Form S-1, Ms. Chang is not a party to any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COURSERA, INC.

Date: October 12, 2021	By:	/s/ Kenneth R. Hahn
Kenneth R. Hahn
Senior Vice President, Chief Financial Officer, and Treasurer